                                                                   EXHIBIT 4.6

                             SUPPLEMENTAL INDENTURE

                  SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of November 12, 2003, among the entities listed on Schedule 1 attached hereto
(the "New Guarantors"), each of which is a subsidiary of NALCO COMPANY (or its successor), a Delaware corporation (the "Company"), and THE BANK OF NEW YORK, a
New York banking corporation, as trustee under the indenture referred to below
(the "Trustee").

                              W I T N E S S E T H :

                  WHEREAS the Company and the existing Guarantors have
heretofore executed and delivered to the Trustee an Indenture (as amended, supplemented or otherwise modified, the "Indenture"), dated as of November 4,
2003, providing for the issuance of the Company's U.S. Dollar-denominated 878%
Senior Subordinated Notes due 2013 (the "Dollar Securities") and
Euro-denominated 9% Senior Subordinated Notes due 2013 (the "Euro Securities"
and, together with the Dollar Securities, the "Securities"), initially in the aggregate principal amount of $465,000,000 and (euro)200,000,000, respectively;

                  WHEREAS Section 4.11 of the Indenture provides that under
certain circumstances the Company is required to cause the New Guarantors to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantors shall unconditionally guarantee all the Company's obligations under the Securities pursuant to a Senior Subordinated Guarantee on the terms and conditions set forth herein; and

                  WHEREAS pursuant to Section 9.01 of the Indenture, the
Trustee, the Company and the existing Guarantors are authorized to execute and deliver this Supplemental Indenture;

                  NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantors, the Company, and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

                  1. Defined Terms. As used in this Supplemental Indenture,
terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term "Holders" in this Guarantee shall refer to the term "Holders" as defined in the Indenture and the Trustee acting on behalf of and for the benefit of such Holders. The words "herein,"
"hereof" and hereby and other words of similar import used in this Supplemental
Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

                  2. Agreement to Guarantee. The New Guarantors hereby agree, jointly and severally with all existing Guarantors (if any), to unconditionally guarantee the Company's obligations under the Securities on the terms and subject to the conditions set forth in Articles 11 and 12 of the Indenture and to be bound by all other applicable provisions of the Indenture and the
Securities and to perform all of the obligations and agreements of a Guarantor under the Indenture.

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                  3. Notices.  All notices or other communications to the New
Guarantors shall be given as provided in Section 13.02 of the Indenture.

                  4. Ratification of Indenture; Supplemental Indentures Part of
Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

                  5. Governing Law.  THIS SUPPLEMENTAL INDENTURE SHALL BE
GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW
YORK.

                  6. Trustee Makes No Representation.  The Trustee makes no
representation as to the validity or sufficiency of this Supplemental Indenture.

                  7. Counterparts.  The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                  8. Effect of Headings.  The Section headings herein are for convenience only and shall not effect the construction thereof.

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                  IN WITNESS WHEREOF, the parties hereto have caused this
Supplemental Indenture to be duly executed as of the date first above written.

                                            CALGON CORPORATION

                                            By: /s/ Daniel M. Harker
                                            --------------------------------
                                            Name:      Daniel M. Harker
                                            Title:     President

                                            DEGREMONT AMERICAN HOLDING, INC.

                                            By: /s/ J. Michael Newton
                                            --------------------------------
                                            Name:      J. Michael Newton
                                            Title:     Secretary

                                            NALCO COMPANY

                                            By: /s/ David J. Blair
                                            ---------------------------------
                                            Name: David J. Blair
                                            Title: Vice President Finance

                                            THE BANK OF NEW YORK, AS TRUSTEE

                                            By: /s/ Vanessa Mack
                                            ----------------------------------
                                            Name:      Vanessa Mack
                                            Title:     Assistant Vice President

                                                                     SCHEDULE I
                                 NEW GUARANTORS

Calgon Corporation
Degremont American Holding, Inc.